GENERAL CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this "**Agreement**") is made and entered into as of JULY 31, 2007 (the "**Effective Date**") by and between Montana-Dakota Utilities Co. ("Montana-Dakota"), a Division of MDU Resources Group, Inc., a Delaware corporation, and Crownbutte Wind Power LLC ("Crownbutte"), a North Dakota limited liability company (individually a "Party" and collectively the "Parties").

WHEREAS, Montana-Dakota is desirous of acquiring all of the assets Crownbutte has vested in a wind park near Baker, Montana only if that wind park can be successfully permitted, the land appropriately leased, the transmission capability at the site is sufficient to carry the desired additional generation, and the wind resource assessment at the site shows financeable quality.

WHEREAS, Crownbutte selected the Baker, Montana site because of the above attributes, has prepared wind energy conversion leases for use by MDU, identified and contacted all of the pertinent land owners, solicited and acquired the cooperation of local government, prepared letters of application for the necessary permitting, and has presented to MDU a wind resource assessment prepared by a certified consulting meteorologist showing financeable quality based on meteorological data acquired by Crownbutte.

WHEREAS, Montana-Dakota will from time-to-time have a need for certain additional assistance and consulting services regarding issues (the "Services") related to the wind energy facilities near Baker, Montana.

WHEREAS, Montana-Dakota desires to engage Crownbutte to provide the Services from time-to-time and Crownbutte desires to provide the Services to and on behalf of Montana-Dakota.

NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, the Parties hereby agree as follows:

1. In accordance with the terms and conditions set forth herein, Crownbutte agrees to provide the Services requested by Montana-Dakota: (a) as set forth in the attached Exhibit A-1, and (b) as set forth in future scopes of work to be agreed to by the Parties and attached hereto as subsequent subparts to Exhibit A (e.g., A-2, A-3, etc.), which exhibits are and shall be incorporated by reference herein for all purposes.

2. Crownbutte shall perform the Services with due diligence, in a safe, competent and workmanlike manner, utilizing reasonable care and skill, in accordance and consistent with customary industry standards. The Services to be performed by Crownbutte hereunder are solely for the benefit of Montana-Dakota, and there

shall be no third party beneficiary thereof except as expressly permitted by Montana-Dakota in writing.

3. Crownbutte will supply any information related to the Services to Montana-Dakota that is provided to Crownbutte from another source.

4. The consideration to be paid by Montana-Dakota to Crownbutte for Services provided hereunder shall be the fee stated in the appropriate subpart of Exhibit A (e.g. A-1, A-2, etc.) applicable to the Services contemplated plus the reimbursement of incidental expenses specifically provided for in Exhibit A. Crownbutte shall supply at its own expense, all other materials, supplies, equipment and tools required for it to accomplish the services to be performed in accordance with this Agreement. Montana-Dakota shall not be liable to Crownbutte for any expense paid or incurred by Crownbutte unless specifically agreed to in writing.

5. If the Services involve the purchase or procurement of machinery, equipment, materials, or services from others to be paid for by Montana-Dakota, all contracts for such purchase or procurement shall be in the name of Montana-Dakota, pre-approved by Montana-Dakota and executed by Montana-Dakota. Crownbutte shall have no power under this Agreement to enter into such contracts on behalf of Montana-Dakota.

6. Each invoice for services performed under this Agreement shall be paid by Montana-Dakota within 30 days upon receipt of the invoice by Montana-Dakota. If Montana-Dakota disputes any portion of an invoice, the undisputed portion shall be paid and, when the dispute is resolved, Crownbutte shall issue an adjusted invoice and Montana-Dakota shall pay any remaining amount owing as reflected on the adjusted invoice. In no event will Montana-Dakota be liable for payment of interest on amounts disputed in good faith. If payment is not received within 45 days of receipt by Montana-Dakota of the undisputed portion of an invoice in question, a late payment charge of one and one-half percent (1.5%) of the outstanding balance owed will be added to the invoice by Crownbutte for the month following the date of such unpaid invoice and for each month thereafter until payment is received.

7. Upon Montana-Dakota's request and as a condition precedent to final payment, Crownbutte shall furnish all partial and final lien waivers and releases and sworn statements under the mechanics lien act of the state where the wind energy facilities are located, for Crownbutte and all of Crownbutte's subcontractors and suppliers, together with receipted bills showing payment by Crownbutte of any items included in the services hereunder.

8. Crownbutte shall be solely responsible for and pay and discharge, when due and owing, any and all taxes associated with or attributable to any fees paid by Montana-Dakota to Crownbutte for the Services.

9. Crownbutte is engaged as an independent contractor and not as an employee. Montana-Dakota shall have no control over Crownbutte's manner or method of performance of the Services. Crownbutte shall have no right or power to bind Montana-Dakota and shall not enter into any agreement with any third party on behalf of Montana-Dakota. Crownbutte shall not have any of the rights of an employee with respect to Montana-Dakota including, but not limited to workers' compensation, retirement benefits, health insurance, and all other benefits provided to Montana-Dakota's employees. No payroll taxes of any kind shall be withheld from payments to Crownbutte hereunder, nor paid by Montana-Dakota on behalf of Crownbutte or any employees of Crownbutte. Neither Crownbutte nor anyone employed, retained or contracted by Crownbutte will be (or may claim to be) the agent, partner, servant, employee or representative of Montana-Dakota in the performance of the Services.

10. Crownbutte agrees to comply with the Confidentiality Provisions attached hereto as Exhibit B, which exhibit is hereby incorporated by reference (the "**Confidentiality Provisions**").

11. Crownbutte shall effect and maintain insurance at its own cost and expense to protect itself from and against: (a) any claims under applicable Worker's Compensation Acts, (b) claims arising out of the bodily injury or death of any of its employees and other agents, (d) claims arising out of the performance or rendition of services caused by errors, omissions or negligent acts for which it can be held liable, each with limits of no less than $1,000,000 per occurrence. Crownbutte shall provide certificates evidencing that such insurance is in place, and, in the case of all coverages (excluding Workers Comp), such certificates shall name Montana-Dakota and MDU Resources Group, Inc. as additional insureds thereunder.

12. In no event will either Party be liable to the other for special, indirect, incidental, punitive, exemplary, or consequential damages or loss, including lost profits, loss of business opportunity or similar damages.

13. Crownbutte hereby releases Montana-Dakota from and shall fully protect, defend, indemnify and hold harmless Montana-Dakota, its affiliates, and their respective directors, officers, employees and successors and assigns from and against any and all claims and damages relating to, arising out of, or connected with, directly or indirectly, Crownbutte and its performance of the Services hereunder, but only to the extent caused by the acts or omissions of Crownbutte or anyone directly or indirectly employed by Crownbutte or anyone for whose acts it may be liable and for all claims and damages asserted by employees, agents or representatives of Crownbutte.

14. Montana-Dakota shall indemnify and hold Crownbutte harmless from and against any and all claims, liabilities, damages and costs (including reasonable attorney fees related thereto) for any bodily injury or death to persons or property damage

of and to the extent caused by the negligence and willful misconduct of Montana-Dakota and those for whom Montana-Dakota is legally liable.

15. Crownbutte shall make every reasonable effort to perform the Services in a manner compliant with all applicable safety legislation and with applicable laws, rules, and regulations in force at the time of providing the Services including all environmental laws, rules and regulations. Crownbutte shall also be responsible for the safety of its own employees at all times during the performance of the Services.

16. Original drawings, specifications, final project specific calculations, and other engineering documents which Crownbutte prepares, obtains, or delivers to Montana-Dakota pursuant to this Agreement shall become the property of Montana-Dakota when Crownbutte has been compensated for Services rendered.

17. Crownbutte may not assign, sublet or subcontract the Services, or any part thereof, without the prior consent of Montana-Dakota.

18. Montana-Dakota may terminate this Agreement at any time for reason of demonstrable breach or default after informing Crownbutte of such breach or default in writing and after having given Crownbutte fifteen (15) days to cure such breach or default. The compensation due Crownbutte will be based on the actual services provided prior to the date of termination and demobilization, minus any amounts previously paid to Crownbutte.

19. Crownbutte may terminate this Agreement upon ten working days notice if Montana-Dakota becomes insolvent or bankrupt, or commits a material breach or default of any of the covenants or obligations hereunder, including failure to make payments to Crownbutte as and when required by this Agreement. In such case, Crownbutte shall be paid costs incurred and fees earned to the date of termination and demobilization.

20. Notwithstanding anything contained in this Agreement to the contrary, termination of this Agreement will not modify Crownbutte's obligations of confidentiality under the Confidentiality Provisions or Crownbutte's indemnification obligations hereunder, and such obligations will survive the termination of this Agreement.

21. In the event of a dispute between the Parties regarding fees, costs or any other aspect of their relationship, including claims of professional negligence, errors and omissions, the dispute will be resolved by binding arbitration before a single arbitrator and otherwise in accordance with the rules of the American Arbitration Association. By agreeing to binding arbitration of any such disputes, each Party understands and agrees that it is waiving its right to a jury trial with regard to a resolution of such disputes should they occur.

22. All notices and other communications required, permitted or desired to be given hereunder must be in writing, properly addressed as set forth below, and sent by U.S. mail or courier service, with all postage or charges fully prepaid, or delivered by hand or by facsimile transaction. Date of service by U.S. mail, courier service or hand delivery is the date on which such notice is confirmed as received by the addressee. Date of service by facsimile transmission is the date such notice is sent and written confirmation of receipt is obtained. If the date of service falls on a weekend or holiday, then service is considered to be given on the next business day. Each Party may change its address by notifying the other Party in writing.

If to Montana-Dakota
Montana-Dakota Utilities Co.
400 North 4th Street
Bismarck, ND 58501
Facsimile: 701-222-7606
Attention: VP Electric Supply

If to Crownbutte
Crownbutte Wind Power LLC
1400 Monte Drive
Mandan, North Dakota 58554
Facsimile: (701)663-8825
Attention: Tim Simons
Email: Crownbutte@bis.midco.net

23. No alterations, modifications, amendments or changes in this Agreement will be effective or binding on the Parties unless the same shall be in writing and signed by both Parties.

24. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED PURSUANT TO THE LAWS OF THE STATE OF NORTH DAKOTA WITHOUT REGARD TO ANY CHOICE OF LAW RULES OR PRINCIPLES WHICH MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

25. Nothing contained in this Agreement shall entitle any person or entity other than Montana-Dakota or Crownbutte or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

26. This agreement supersedes all prior negotiations, understandings, letters of intent and agreements between the Parties relating to the Services described in Exhibit A (including its subparts thereof) and constitutes the entire understanding

and agreement between the Parties with respect to the Services; provided that the Confidentiality Provisions attached as Exhibit B shall be understood to be continuing in full force and effect in accordance with its terms.

IN WITNESS THEREOF, the Parties hereto have executed this Agreement to be effective as of the date first above written.

Montana-Dakota Utilities Co., a
Division of MDU Resources Group, Inc.

By: ____________________
Name: ____________________
Title: ____________________

Crownbutte Wind Power LLC

By: ____________________
Name: Timothy H. Simons
Title: President and CEO

EXHIBIT A-1

GENERAL CONSULTING SERVICES AGREEMENT
for
MONTANA-DAKOTA WIND ENERGY FACILITIES

Pursuant to the terms and conditions of the General Consulting Services Agreement executed and made effective as of the 31 day of JULY, 2007, by and between Montana-Dakota and Crownbutte, Montana-Dakota hereby requests and Crownbutte agrees to perform the following Services:

DESCRIPTION OF SERVICES

1. **Scope of Work:** Crownbutte will perform for Montana-Dakota the Services described in this Exhibit A as follows:

2. **Fee:** Crownbutte will charge Montana-Dakota for the Services described in this Exhibit A-1 as follows:

3. **Term of Agreement**

   a. Crownbutte is entitled to a total sum of **five hundred thousand dollars ($500,000) minus the eighty-five thousand ($85,000)** payment received on May 7, 2007, upon Crownbutte's completion of the following individual items. Note: Values for the Services listed below represent progress payments to Crownbutte in lieu of a specific development fee for a constructible project.

   1. Verification by Montana DNRC of need (or not) for permissory application. **($25,000)**
   2. Application for and obtaining of project permission by Montana Fish, Wildlife and Parks. **($25,000)**
   3. Verification by Montana DEQ of need (or not) for permissory application. **($25,000)**
   4. Application for and obtaining of project permission from US Fish and Wildlife. **($25,000)**
   5. Application for and obtaining of project permission from Montana State archeological, historical, and cultural authorities. **($25,000)**
   6. Crownbutte's application for and obtaining of FAA permit. **($40,000)**
   7. Proper project zoning and permitting from all government agencies where required. **($25,000)**
   8. Crownbutte will be responsible for reimbursing Montana-Dakota for the actual costs associated with obtaining the MISO Interconnect up to $50,000. **($50,000)**
   9. Responsible for setting up proper Geotechnical study. **($50,000)**

10. Retaining foundation design engineer and obtaining a buildable foundation design. Crownbutte will be responsible for all engineering costs associated with the wind turbine foundation design (i.e. cost associated with Patrick and Henderson). **($50,000)**

11. Detailed project plan/schedule submitted to MDU. **($25,000)**

12. Assist MDU in assembling a spare parts list. **($25,000)**

13. Provide pre-construction drawing package containing all engineering drawings to MDU. **($25,000)**

In order for Crownbutte to receive full payment for these items in **(a.)** services must be completed no later than 30 October, 2007 (except for MISO Interconnect completion). Completion of items in **(a.)** to be determined by an MDU representative.

4. Other Terms

This Exhibit A together with any attachments hereto and the above referenced Agreement constitutes the complete understanding between the parties with respect to the Services specified herein. In the event of a conflict between this Exhibit and the Agreement, the terms of the Agreement shall prevail.

EXHIBIT B

CONFIDENTIALITY PROVISIONS

1. For the purpose of these Confidentiality Provisions, the terms set forth below will have the following meaning:

   (a) "Parties" means the parties to this Agreement.
   (b) "Party" means a party to this Agreement.
   (c) "Person" should be interpreted broadly to include, without limitation, a corporation, entity, trust, group, partnership or individual.
   (d) "Representatives" means the principals, directors, officers and employees of Crownbutte.

2. Crownbutte has agreed to provide Services relating to a Montana-Dakota wind energy project (the "Project"). In order to allow Crownbutte to perform Services hereunder, Montana-Dakota may disclose to Crownbutte certain information relating to the Project and Project sites, including without limitation, analyses, compilations, business plans, reports, studies, drawings, site layouts, technical information, financial information, contractual information, environmental information and other information. Any and all such information and all copies and extracts of said information, whether coming from Montana-Dakota or prepared by Crownbutte in connection herewith, are referred to herein as "Information".

3. Crownbutte shall:

   (a) treat the Information as confidential and protect the Information in the same manner as it protects its own confidential information;
   (b) not use the Information, directly or indirectly, for any purpose other than in connection with providing the Services;
   (c) not disclose the Information to any Person, except as provided in Sections 5 and 6 below; and
   (d) upon request by Montana-Dakota, promptly return to Montana-Dakota all Information or materials, records and data which incorporate any of the Information or was prepared based on said Information.

4. Crownbutte will have no obligation hereunder with regard to Information which, other than by breach of this Agreement: (a) lawfully comes into Crownbutte's possession without restriction on disclosure; (b) is developed by Crownbutte without use of the Information; or (c) is currently, or at the time of disclosure by Crownbutte, within the public domain.

5. Subject to restrictions set forth herein, Crownbutte may disclose Information to its Representatives who have a need to know the Information to the extent necessary to provide the Services. Crownbutte shall require any Representative

who receives the Information under this Section 5 to agree to keep the Information confidential in accordance with the terms of this Agreement and shall remain liable for any Representative's breach hereof. Crownbutte may disclose the Information and technical evaluation to a third party only upon obtaining written authorization from Montana-Dakota.

6. If Crownbutte is required to disclose the Information by law, order, decree, regulation or rule (including without limitation, those of any regulatory agency, securities commission or stock exchange), or if any Person seeks to legally compel (by interrogatories, document requests, subpoena or otherwise) Crownbutte to disclose any Information, Crownbutte will provide Montana-Dakota prompt written notice so Montana-Dakota may: (a) seek a protective order or other remedy (including without limitation, participation in any proceeding), or (b) waive compliance with the terms of this Agreement as to such disclosure. Crownbutte may only furnish such Information as is legally required and will use reasonable efforts to obtain confidential treatment of any and all Information required to be disclosed.

7. The Confidentiality Provisions stated in this Exhibit B shall remain in full force and effect for three (3) years from the Effective Date first stated in this General Consulting Services Agreement

EXHIBIT A-2

GENERAL CONSULTING SERVICES AGREEMENT
for
MONTANA-DAKOTA WIND ENERGY FACILITIES

Pursuant to the terms and conditions of the General Consulting Services Agreement executed and made effective as of the 31 day of July, 2007, by and between Montana-Dakota and Crownbutte, Montana-Dakota hereby requests and Crownbutte agrees to perform the following additional Services:

DESCRIPTION OF SERVICES

1. **Scope of Work:** Crownbutte will perform for Montana-Dakota the Services described in this Exhibit A-2 as follows:

2. **Fee:** Crownbutte will charge Montana-Dakota for the Services described in this Exhibit A-2 as follows:

3. **Terms of Additional Services**

   Crownbutte is entitled to a total sum of **two hundred thousand dollars ($200,000)** for performance of providing general project support services under Exhibit A-2 during the erection and commissioning of the Diamond Willow Wind Project. These services performed under Exhibit A-2 are in addition to those services provided under the General Consulting Services Agreement executed July 31, 2007 and Exhibit A-1. One hundred thousand dollars ($100,000) will be payable on December 21, 2007 with the remainder due upon completion of the services under this Exhibit A-2.

   Crownbutte will provide services under the direction of Montana-Dakota's on-site project manager, Brian Ulberg. Beginning November 27, 2007 and continuing through January 19, 2008, Crownbutte agrees to supply two project support personnel to provide seven day by twenty-four hour general project support, including weekends and holidays, to the construction and commissioning of the Diamond Willow Wind Project.

   Crownbutte will provide evidence of current workman's compensation insurance coverage for its employees at the Diamond Willow Wind Project site.

THK

4. Other Terms

This Exhibit A-2 together with any attachments hereto and the above referenced Agreement constitutes the complete understanding between the parties with respect to the additional Services specified herein. In the event of a conflict between this Exhibit A-2 and the Agreement, the terms of the Agreement shall prevail.

IN WITNESS THEREOF, the Parties hereto have executed this additional work under the Agreement to be effective as of the date executed below.

Montana-Dakota Utilities Co., a
Division of MDU Resources Group, Inc.

By: ____________________
Name: ____________________
Title: ____________________

Crownbutte Wind Power LLC

By: ____________________
Name: Timothy H. Simons
Title: President and CEO